EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-177607 on Form S-8 of Xylem Inc. of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of Xylem Retirement Savings Plan for the year ended December 31, 2022.

/s/ Crowe LLP
New York, New York
June 26, 2023